   As filed with the Securities and Exchange Commission on January 24, 2000

                           Registration No. 333-______

                   --------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                        TESSCO TECHNOLOGIES INCORPORATED

             (Exact name of registrant as specified in its charter)


               DELAWARE                                    52-0729657
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                    Identification No.)

         11126 MCCORMICK ROAD                                21031
         HUNT VALLEY, MARYLAND                             (Zip Code)
(Address of Principal Executive Office)


                    ---------------------------------------
                        TESSCO TECHNOLOGIES INCORPORATED
                         TEAM MEMBER STOCK PURCHASE PLAN

                            (Full title of the plan)

                    ---------------------------------------


    ROBERT B. BARNHILL, JR.,                       WITH A COPY TO:
            PRESIDENT                          DOUGLAS M. FOX, ESQUIRE
      11126 McCormick Road            Ballard Spahr Andrews & Ingersoll, LLP
   Hunt Valley, Maryland 21031                     300 East Lombard Street
         (410) 229-1000                               19th Floor
                                             Baltimore, Maryland 21202
                                                   (410) 528-5600

(Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------

                                                  Proposed maximum
Title of securities            Amount to           offering price            Proposed maximum              Amount of
to be registered             be registered            per share          aggregate offering price       registration fee

------------------------ ---------------------- ---------------------- ----------------------------- -----------------------

Common Stock, par             200,000 (1)            $23.97 (2)                 $4,794,000                 $1,265.62
value $.01 per share


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock in order to adjust the number of shares reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction.

(2) Pursuant to Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of registration fee are based upon the average of the high and low prices reported on the Nasdaq Stock Market on January 18, 2000, for the Registrant's Common Stock with respect to 200,000 shares available for grant under the TESSCO Technologies Incorporated Team Member Stock Purchase Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEMS 1 & 2.

                  The documents containing the information for the TESSCO Technologies Incorporated Team Member Stock Purchase Plan (the "Plan") required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such document is not filed with the Securities and Exchange Commission (the "Commission") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents, filed or to be filed with the Commission, are incorporated herein by reference:

                  (a) The Registrant's Annual Report on Form 10-K as filed pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which includes the consolidated financial statements of the Registrant as of March 28, 1999, together with the related notes and the report of the Registrant's independent public accountants, filed with the Commission on June 25, 1999 (File No. 0-24746);

                  (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 1999, filed with the Commission pursuant to the Exchange Act on August 11, 1999 (File No. 0-24746); the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 1999, filed with the Commission pursuant to the Exchange Act on November 10, 1999 (File No. 0-24746); and the Registrant's Quarterly Report on Form 10-Q/A for the fiscal quarter ended September 26, 1999, filed with the Commission pursuant to the Exchange Act on December 3, 1999 (File No. 0-24746);

                    (c) All other reports of the Registrant filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's most recent fiscal year ended March 28, 1999; and

                  (d) The description of the common stock, par value $.01 per share (the "Common Stock"), of the Registrant contained in its Registration Statement on Form S-1, and amendments thereto (File No. 33-82834), which is incorporated by reference into its Registration Statement on Form 8-A (File No. 0-24746) filed by the Registrant pursuant to the Exchange Act.

                  In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The statements required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None. The named experts and counsel referenced below do not have an interest in the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Delaware General Corporation Law (the "DGCL") permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting the liability of its directors to the corporation and its stockholders for money damages for breach of fiduciary duty as a director except for liability resulting from (a) breach of the director's duty of loyalty to the corporation or its stockholders, (b) an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (c) approval of an unlawful dividend, redemption or stock purchase or (d) a transaction from which the director derived an improper personal benefit. The certificate of incorporation of the Registrant contains such a provision which eliminates such liability to the maximum extent permitted by Delaware law.

                  The certificate of incorporation of the Registrant provides that the Registrant shall, to the fullest extent permitted by Delaware law, indemnify all persons whom it may indemnify pursuant thereto. The Registrant's Bylaws provide that, to the extent permitted and in the manner provided by law, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding. The Bylaws also provide that this right of indemnification shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  The DGCL requires a corporation to indemnify a present or former director or officer who has been successful on the merits or otherwise against expenses (including attorneys' fees) actually and reasonably incurred in the defense of any action, suit or proceeding (or in defense of any claim, issue or matter therein) referred to below. The DGCL permits a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding if
(a) such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and
(b) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. The DGCL also permits a corporation to indemnify any such person in any threatened, pending or completed action or suit by or in the right of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of that action or suit, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In addition, the DGCL permits a corporation to advance expenses (including attorneys' fees) to a director or officer upon the corporation's receipt of an undertaking by him or on his behalf to repay the amount paid by the corporation if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation under the DGCL and further permits a corporation to pay such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents upon such terms and conditions, if any, as the corporation deems appropriate.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

Exhibit
Number            Description

3.1.1 Amended and Restated Certificate of Incorporation of the Registrant filed on September 29, 1993 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.1 to the Registrant's Registration Statement on Form S-1 (No. 33-81834)).

3.1.2 Certificate of Retirement of the Registrant filed on January 13, 1994 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.2 to the Registrant's Registration Statement on Form S-1 (No. 33-81834)).

3.1.3 Certificate of Amendment to Certificate of Incorporation of the Registrant filed on July 20, 1994 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.3 to the Registrant's Registration Statement of Form S-1 (No. 33-81834)).

3.1.4 Certificate of Amendment to Certificate of Incorporation of the Registrant filed on September 6, 1996 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 28, 1997).

3.2.1 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2.1 to the Registrant's Registration Statement on Form S-1 (No. 33-81834)).

3.2.2 First Amendment to Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2.2 to the Registrant's Registration Statement on Form S-1 (No. 33-81834)).

4                 Form of TESSCO Technologies Incorporated Team Member Stock
                  Purchase Plan.

5                 Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5).

23.2              Consent of Arthur Andersen LLP.

24                Power of Attorney is located on the signature page.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Hunt Valley, Maryland, on January 21, 2000.

                                   TESSCO TECHNOLOGIES INCORPORATED

                                   By: /s/ ROBERT B. BARNHILL, JR.
                                      ----------------------------
                                      Robert B. Barnhill, Jr.,
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Barnhill, Jr., as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   [BALANCE OF THIS PAGE INTENTIONALLY BLANK]

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                                DATE
---------                                  ------                                              ---------

/S/ ROBERT B. BARNHILL, JR.          President, Chief Executive Officer                 January  21, 2000
-----------------------------        and Chairman of the Board
Robert B. Barnhill, Jr.              (principal executive officer)


/S/ ROBERT C. SINGER                 Senior Vice President and                          January  21, 2000
------------------------------       Chief Financial Officer
Robert C. Singer                     (principal financial
                                     and accounting officer)


/S/ JOHN D. BELETIC                  Director                                           January  21, 2000
-------------------------------
John D. Beletic

/S/ JEROME C. EPPLER                 Director                                           January  21, 2000
-----------------------------
Jerome C. Eppler

/S/ BENN R. KONSYNSKI                Director                                           January  21, 2000
---------------------------
Benn R. Konsynski

/S/ DENNIS J. SHAUGHNESSY            Director                                           January  21, 2000
-------------------------
Dennis J. Shaughnessy

/S/ MORTON F. ZIFFERER, JR.          Director                                           January  21, 2000
----------------------------
Morton F. Zifferer, Jr.

                                  EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit
Number             Description
------            ------------------
3.1.1             Amended and Restated Certificate of Incorporation of the
                  Registrant filed on September 29, 1993 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.1 to the Registrant's Registration
                  Statement on Form S-1 (No. 33-81834)).

3.1.2 Certificate of Retirement of the Registrant filed on January 13, 1994 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.2 to the Registrant's Registration Statement on Form S-1 (No. 33-81834)).

3.1.3 Certificate of Amendment to Certificate of Incorporation of the Registrant filed on July 20, 1994 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.3 to the Registrant's Registration Statement of Form S-1 (No. 33-81834)).

3.1.4 Certificate of Amendment to Certificate of Incorporation of the Registrant filed on September 6, 1996 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 28, 1997).

3.2.1 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2.1 to the Registrant's Registration Statement on Form S-1 (No. 33-81834)).

3.2.2 First Amendment to Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2.2 to the Registrant's Registration Statement on Form S-1 (No. 33-81834)).

4                 Form of TESSCO Technologies Incorporated Team Member Stock
                  Purchase Plan.

5                 Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5).

23.2              Consent of Arthur Andersen LLP.